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                                                                  EXHIBIT 10.20



                             SUPPLEMENTAL AGREEMENT
                                       of
                               MALCOLM I. GLAZER

     As of the date hereof, the undersigned represents, warrants, covenants and agrees with Zapata Corporation ("Parent") as follows:

          (a) Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of June 4, 1996, by and among the Parent, Zapata Acquisition Corp. and Houlihan's Restaurant Group, Inc. ("Company") (the "Merger Agreement");

          (b) The Agreement dated as of April 30, 1996 between the undersigned and the Parent ("Standstill Agreement") is in full force and effect and neither the undersigned nor any other member of the Glazer Group is in default thereunder;

          (c) The undersigned and the other members of the Glazer Group own of record or beneficially an aggregate of 10,408,717 shares of Parent Company Stock, representing all the Voting Securities and Outstanding Voting Securities of the Parent Beneficially Owned by the Glazer Group;

          (d) The undersigned and the other members of the Glazer Group own of record or beneficially an aggregate of 7,325,815 shares of Company Common Stock, representing all the Voting Securities and Outstanding Voting Securities of the Company Beneficially Owned by the Glazer Group;

          (e) As required by the terms of the Standstill Agreement, the undersigned has executed and delivered, and has caused each other member of the Glazer Group to execute and deliver, to the HOL Special Committee (as defined in the Standstill Agreement) an irrevocable proxy covering all Voting Securities of the Parent that the members of the Glazer Group would be entitled to vote at the meeting of the Parent's stockholders contemplated by Section 5.7 of the Agreement;

          (f) Between the date hereof and the Effective Time, the undersigned will not, and, to the extent within his actual control, will not permit any other member of the Glazer Group to, take any action that would result in an increase or decrease in the number of Voting Securities or Outstanding Voting Securities of either the Parent or the Company that is Beneficially Owned by the Glazer Group;

          (g) The undersigned agrees to exercise, and, to the extent within his actual control, cause all other members of the Glazer Group to exercise, the Residual Election with respect to all Glazer Shares; and



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          (h)  On the Merger Filing Date, the undersigned will deliver to the
     Parent and the Company a certificate confirming that each of the undersigned and, to the extent within his actual control, the other members of the Glazer Group has complied with its respective obligations set forth herein and that the representations and warranties set forth herein are true and correct in all material respects as of that date.

          (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (j) This Agreement is not intended to, and shall not, confer upon any person other than the parties hereto any rights or remedies.

          (k) This Agreement shall terminate automatically upon any termination of the Merger Agreement pursuant to Article VII thereof or upon termination of the Standstill Agreement.

     IN WITNESS WHEREOF, this Supplemental Agreement has been executed as of this 4th day of June, 1996.


                                           /s/  MALCOLM I. GLAZER
                                           ---------------------------------
                                           Malcolm I. Glazer, Individually and
                                           as Trustee of the Malcolm I. Glazer
                                           Trust U/A dated March 23, 1990, as
                                           amended




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